UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of Earliest Event Reported):  August 17, 2005

ALLIED BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-51269	92-0184877
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Market Place Boulevard, Cumming, Georgia  30041

(Address of Principal Executive Offices, including Zip Code)

(770) 888-0063

(Registrant’s Telephone Number, including Area Code)

(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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Item 8.01.  Other Matters.

On August 17, 2005, the Board of Directors of the registrant approved a plan to reclassify a portion of its common stock.  The transaction will provide for the reclassification of shares of the registrant’s common stock held by shareholders who are the record holders of 1,000 or fewer shares into shares of preferred stock to be issued on the basis of one share of preferred stock for each share of common stock held by such shareholders.  The transaction is designed to enable the registrant to terminate its reporting obligations under the Securities Exchange Act of 1934.  The transaction requires the approval by shareholders holding a majority of the outstanding common stock of the registrant.  Before the end of the year, the registrant intends to hold a special meeting of shareholders for the shareholders to vote on the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2005	ALLIED BANCSHARES, INC. By: s/Andrew K. Walker Andrew K. Walker Vice Chairman and Chief Executive Officer

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